Exhibit 4.3

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT), (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH DELUXE CORPORATION OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF DELUXE CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”) EXCEPT (A) TO DELUXE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT DELUXE CORPORATION AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, BUT ONLY IF THIS NOTE IS NOT A GLOBAL SECURITY (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO DELUXE CORPORATION AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE

NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(FACE OF NOTE)

3½% Senior Notes Due 2007

CUSIP Number: 248019AE1

ISIN Number: US248019AE16

No. 1	$325,000,000

DELUXE CORPORATION

Deluxe Corporation, a corporation duly organized and existing under the laws of the State of Minnesota (the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of THREE HUNDRED TWENTY-FIVE MILLION Dollars on October 1, 2007 (the “Stated Maturity”), and to pay interest thereon at a rate of 3½% per annum from and including October 1, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in U.S. Dollars in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing on April 1, 2005; provided, that, if any Registration Default with respect to this Note occurs under the Registration Rights Agreement, then the per annum interest rate on this Note will increase for the period from the occurrence of such Registration Default until all Registration Default with respect to this Note have been cured or the Notes become freely tradable under the Securities Act (at which time the interest rate will be reduced to its initial rate) at a per annum rate of 0.25% for the first 90-day period following the occurrence of such Registration Default, and by an additional 0.25% thereafter (up to a maximum of 0.50%).

The interest installment so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this note (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on March 15 and September 15, as the case may be immediately preceding such Interest Payment Date (each, a “Record Date”), provided, that, the interest payable at the Stated Maturity or any earlier redemption of the Notes will be payable to the person to whom the principal of the Notes is payable, provided, that, any accrued and unpaid interest (including any additional interest payable upon the occurrence of a Registration Default) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Record Date.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction in interest or other payment in respect of any such early payment), in each case with the same force and effect as if made on such date. Any interest installment not punctually paid or duly provided for on any Interest Payment Date shall cease to be payable to the registered holder on the relevant Record Date, and will be paid according to the method specified in the Indenture.

The principal and interest on this notes shall be payable at the Corporate Trust Office. The method of such payment shall be by wire transfer for Notes (as defined on the reverse hereof) held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the Security Register.

The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured, unguaranteed and unsubordinated indebtedness of the Company from time to time outstanding. The Notes will rank senior to any subordinated indebtedness of the Company. The Notes are subject to redemption prior to the Stated Maturity as described on the reverse hereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this note to be duly executed.

Dated: October 1, 2004

DELUXE CORPORATION

By:
Name:	Ronald E. Eilers
Title:	President and Chief Operating Officer

By:
Name:	Raj Agrawal
Title:	Vice President and Treasurer

Trustee’s Certificate of Authentication:

This is one of the Securities of the series designated therein and issued pursuant to the within–mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signature

(REVERSE OF NOTE)

3½% Senior Notes Due 2007

This note is one of a duly authorized series of senior notes of the Company (herein called the “Notes” or the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 30, 2003 (collectively with all indenture supplements, as described below, the “Indenture”), between the Company and Wells Fargo Bank, N.A. (formerly, Wells Fargo Bank Minnesota, N.A.), a national banking association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplement thereto (including, without limitation, the Officers’ Certificate and Company Order, dated as of October 1, 2004 (the “Officers’ Certificate and Company Order”)) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This note is one of a series designated as the 3½% Senior Notes due 2007, limited in aggregate principal amount to $325,000,000; provided, however, that the aggregate principal amount of the Securities may be increased in the future, without the consent of the Holders of the Securities, on the same terms and with the same CUSIP and ISIN numbers as the Securities. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

This note shall not be redeemable and is not subject to any sinking fund. In the event of transfer or exchange of this Security, a new Security or Securities of this series and of like tenor and for a like aggregate principal amount will be issued to the Holder, in the case of exchange, or the designated transferee or transferees, in the case of transfer.

In case an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of the Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this note or (ii) certain restrictive covenants with respect to this note, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of this series may declare the principal of all of the Securities of this series to be immediately due and payable; and upon any such declaration such principal amount of and the accrued interest on all of the Securities of this series shall become immediately due and payable.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

This Global Security is exchangeable for Securities in certificated form only under certain limited circumstances set forth in the Indenture. The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the body of law controlling conflicts of law, other than the New York General Obligations Law Section 5-1401.

The Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated October 1, 2004, by and among the Company, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC as representatives of the Initial Purchasers listed on Schedule 1 to the Purchase Agreement, dated September 28, 2004, by and among the Company and the Initial Purchasers, including the receipt of Additional Interest upon a Registration Default (as defined in such agreement).

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                               agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1) ☐	to the Issuer; or

(2) ☐	to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) that purchases for its own account or for the account of a “qualified institutional buyer”; or

(3) ☐	outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in accordance with Rule 903 or 904 of Regulation S under the Securities Act; or

(4) ☐	pursuant to an exemption from registration available under the Securities Act; or

(5) ☐	pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Issuer.

Unless one of the foregoing items (1) through (5) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items (1) through (5) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Initial Principal Amount at Maturity of Global Security: Three Hundred Twenty-Five Million Dollars ($325,000,000).

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Note, or exchanges of a part of another Global Security or Certificated Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian